EXHIBIT 23.07

                          INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Post Effective Amendment No. 1 on Form S-8 to the Registration Statement #333-36458-1 of ATT Corp. on Form S-4 of our report dated October 24, 1997 appearing in the Annual
Report on Form 10-K of The Todd-AO Corporation for the year ended August 31, 1999, and to reference to us under the heading "Experts" in the Registration Statement on Form S-4.


Deloitte & Touche LLP

Los Angeles, California
July 20, 2000

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